Exhibit 4.1

NEITHER THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE UNDERLYING SHARES OF COMMON STOCK HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AS TO SUCH EXEMPTION.

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CHINA SHUANGJI CEMENT LTD

COMMON STOCK PURCHASE WARRANT

Number of Shares:	Holder:

Issue Date:	November 2, 2010

Expiration Date:	November 1, 2015

Exercise Price per Share:	$0.418

THIS COMMON STOCK PURCHASE WARRANT is issued by CHINA SHUANGJI CEMENT LTD, a Delaware corporation (the “Company”) pursuant to a Securities Purchase Agreement dated November 2, 2010, by and between the Company and __________________.

The Company hereby certifies that, for value received, _______________, or its registered assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to ___________ (____) shares  (as adjusted from time to time as provided in Section 6 of this Warrant, the “Warrant Shares”) of common stock, $.0001 par value (the “Common Stock”), of the Company at a price of forty-one and eight-tenths cents ($0.418) per Warrant Share (as adjusted from time to time as provided in Section 6, the “Exercise Price”), at any time and from time to time from and after the date thereof and through and including 5:00 p.m. New York City time on November 1, 2015 (the “Expiration Date”), and subject to the following terms and conditions:

1. Registration of Warrant.  The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time.  The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2. Investment Representation.  The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate that is an accredited investor which has been identified to and approved by (such approval not to be unreasonably withheld or delayed) for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws.  The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the 1933 Act, and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws.  If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation D thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the 1933 Act.  “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

3. Validity of Warrant and Issue of Shares.  The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof other than those incurred by the Holder.  The Company further warrants and agrees that during the Exercise Period, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Registration of Transfers and Exchange of Warrants.

a. Subject to compliance with the federal and state securities laws and Article 4(b) of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 12.  Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

b. The Warrant Holder may assign the Warrant, in whole or in part, to any successor, officer, manager, or member of the Warrant Holder (or officer, manager or member of any such successor or member). The assignor may exchange its Warrant, upon the surrender its Warrant to the office of the Company specified in or pursuant to Section 12 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder.  Any such New Warrant will be dated the date of such exchange.

5. Exercise of Warrants.

a. Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 12, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, by wire transfer or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 7 business days after the Date of Exercise (as defined herein)) issue or cause to be issued  and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act.  Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

b. A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

c. This Warrant shall be exercisable at any time and from time to time during the Exercise Period for such number of Warrant Shares as is indicated in the attached Form of Election to Purchase.  If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

6. Adjustment of Exercise Price and Number of Shares.  The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefore, are subject to adjustment upon the occurrence any of the following events which shall have occurred or which shall occur at any time on or after Issue Date of this Warrant, and all such adjustments shall be cumulative:

a. Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc.  The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, stock distribution, combination of shares, reverse split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

b. Adjustment for Reorganization, Consolidation, Merger, Etc.  In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

c. Certificate as to Adjustments.  In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

7. Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

8. Piggy-Back Registration Rights. If at any time within one year from the Issue Date, when there is not an effective registration statement providing for the resale of the common shares underlying the Warrant, and the Company has determined to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, the Company shall send to each Warrant Holder a written notice of such determination and, if within thirty (30) days after receipt of such notice, or within such shorter period of time as may be specified by the Company in such written notice as may be necessary for the Company to comply with its obligations with respect to the timing of the filing of such registration statement, any such holder shall so request in writing, (which request shall specify the number of common shares underlying or converted from the Warrant intended to be disposed of by the Warrant Holder), the Company will cause the registration under the 1933 Act of all common shares underlying or converted from the Warrant which the Company has been so requested to register by the Warrant Holder, to the extent requisite to permit the disposition of the common shares underlying or converted from the Warrant so to be registered (the “Registration Shares”); provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Warrant Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registration Shares pursuant to this Section 8 in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registration Shares being registered pursuant to this Section 8 for the same period as the delay in registering such other securities. Notwithstanding the above, in the event that the Company is unable to register for resale under Rule 415 of Regulation C under the 1933 Act all of the Registration Shares on the registration statement that it has agreed to file pursuant to the first sentence of this Section 8 due to limits imposed by the Commission’s interpretation of Rule 415 of Regulation C under the 1933 Act, then the Company shall be obligated to include in such registration statement only such limited portion of the Registration Shares as the Commission shall permit. Any exclusion of Registration Shares shall be made pro rata among the Warrant Holder and other persons or entities entitled to register securities under such registration statement, provided that such reduction shall not represent a greater fraction of the number of Registration Shares intended to be offered by the Warrant Holder than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

9. Sale or Merger of the Company.  Upon a Merger Transaction, the restriction contained in Section 6 shall immediately be released and the Warrant Holder will have the right to exercise this Warrant concurrently with such Merger Transaction.  For purposes of this Warrant, the term “Merger Transaction” shall mean a consolidation or merger of the Company into another company or entity in which the Company is not the surviving entity or the sale of all or substantially all of the assets of the Company to another company or entity not controlled by the then existing stockholders of the Company.

10. Notice of Intent to Sell or Merge the Company.  The Company will give Warrant Holder ten (10) business days notice before any Merger Transaction.

11. Issuance of Substitute Warrant. In the event of a merger, consolidation, recapitalization or reorganization of the Company or a reclassification of Company shares of stock, which results in an adjustment to the number of shares subject to this Warrant and/or the Exercise Price hereunder, the Company agrees to issue to the Warrant Holder a substitute Warrant reflecting the adjusted number of shares and/or Exercise Price upon the surrender of this Warrant to the Company.  However, in the event that the Company does not issue a substitute warrant, the number and class of Warrant Shares or other securities and the Exercise Price shall be adjusted as provided in this Warrant, and this Warrant shall relate the adjusted number of Warrant Shares and Exercise Price.

12. Notice.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the date of delivery after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

China Shuangji Cement Ltd
221 Linglong Road
Zhaoyuan City, Shandong Province, PRC 256400
Attention: Mr. Wenji Song
Email: sjcompany@yahoo.cn
Yuechi175002@163.com
Tel. No.: (86) 535-8213217

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Attention: Gregory Sichenzia, Esq.
E-mail: gsichenzia@srff.com
Fax: (212) 930-9700

If to the Warrant Holder:

at the address or telecopier number and to the attention of the person shown on the Company’s warrant register.

13.	Miscellaneous.

a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Warrant may be amended only by a writing signed by the Company and the Warrant Holder.

b. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

c. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

f. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a stockholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

CHINA SHUANGJI CEMENT LTD

Date: ______________	By:	/s/
Name: Wenji Song
Title: President

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: __________________	Singature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: __________________	Singature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. ______ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of ____________________, Warrant No. _____ issued for ____ shares of Common Stock in the name of ___________________.

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of
Common Stock under the foregoing Warrant)

To:  China Shuangji Cement Ltd:

In accordance with the COMMON STOCK WARRANT enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ______________ shares of Common Stock (“Common Stock”), $.0001 par value, of China Shuangji Cement Ltd and encloses the warrant and $____ for each Warrant Share being purchased or an aggregate of $________________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

(Please print name and address)

(Please insert Social Security or Tax Identification Number)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Name of Warrant Holder:

Dated:____________________	(Print)
(By:)
(Name:)
(Title:)

(Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant)